NEWS RELEASE	CONTACT:	Lynn Mailliard Kohler
Director, Global Corporate Communications
lkohler@willislease.com
415.328.4798

Willis Lease Finance Corporation Exercises Options for 30 CFM LEAP Engines

COCONUT CREEK, FL, February 20, 2025, Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC” or the “Company”), a leading lessor of commercial aircraft engines and provider of global aviation service operations, has announced that it has exercised existing purchase rights for 30 new LEAP engines from CFM International, the 50-50 joint company between GE Aerospace and Safran Aircraft Engines. The purchase, pursuant to an option in a 2019 order, will include LEAP-1A engines for Airbus A320neo family aircraft, as well as LEAP-1B engines for Boeing 737 MAX aircraft, with delivery dates to be determined. With the addition of these engines to the WLFC portfolio, the Company will be able to offer even more flexible support to operators of these popular engine and aircraft types.

“We are proud to announce our investment in 30 additional state-of-the-art LEAP engines, an important milestone that reinforces our vision to help our customers connect the world through sustainable flight by providing advanced and efficient solutions,” said Austin C. Willis, WLFC’s Chief Executive Officer.

Willis Lease Finance Corporation

Willis Lease Finance Corporation (“WLFC”) leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair, and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services through Willis Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and health epidemics; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing and current reports filed with the Securities and Exchange Commission. It is advisable, however, to consult any further disclosures the Company makes on related subjects in such filings. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

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